UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, CBOE Holdings, Inc. (the “Company”) and its wholly owned subsidiary, Chicago Board Options Exchange, Incorporated (“CBOE”), entered into a Transition Agreement (the “Transition Agreement”) with William J. Brodsky, the Company's Chairman and Chief Executive Officer, under which Mr. Brodsky will step down as Chief Executive Officer as of the close of business on the date of the Company's 2013 Annual Meeting of Stockholders (the “Transition Time”) and, if re-elected as a director by the Company's stockholders, will serve as Executive Chairman of the Board of Directors of the Company (the “Board”). On the same date, the Company and CBOE entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Edward T. Tilly, the Company's President and Chief Operating Officer, under which Mr. Tilly will become Chief Executive Officer at the Transition Time. Also on the same date, the Company agreed to appoint Edward L. Provost, the Company's Executive Vice President and Chief Business Development Officer, as the Company's President and Chief Operating Officer effective at the Transition Time. Finally, on December 11, 2012, the Company adopted the Amended and Restated Executive Severance Plan (the “Severance Plan”), as described later in this Current Report.
The material terms of the aforementioned agreements and arrangements are provided in more detail below. Copies of the Transition Agreement, Employment Agreement and Severance Plan are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report.  The following summary of each of the agreements and plan is qualified in its entirety by reference to the full text of the respective agreement or plan, which are set forth as Exhibits 10.1, 10.2 and 10.3 to this Current Report and are incorporated herein by reference.

Mr. Brodsky's Transition Agreement

The Transition Agreement contemplates that Mr. Brodsky will continue to serve as Chairman and Chief Executive Officer until the Transition Time. After that time, he will serve as Executive Chairman, if reelected as a director by the Company's stockholders, until the date of the 2014 Annual Meeting of Stockholders. As Executive Chairman, Mr. Brodsky will perform such duties as are customary for that position, as well as any duties reasonably requested by the Chief Executive Officer or the Board.
Pursuant to the Transition Agreement, the Company has agreed to grant Mr. Brodsky a restricted stock award with a grant date target fair market value of $2.5 million in 2013 in respect of his service during 2012 and a grant date target fair market value of $2.5 million in 2014 in respect of his service during 2013 (the “2014 Equity Grant”). The Transition Agreement also provides that Mr. Brodsky will be entitled to continue to receive his current annual base salary of $1.0 million through December 31, 2013. Mr. Brodsky will be entitled to receive $600,000 for service from the period from January 1, 2014 through the date of the 2014 Annual Meeting of Stockholders. He will also be eligible to receive an annual bonus for each of the 2012 and 2013 performance periods in the following year, with a $1.5 million target bonus for the 2013 performance period, which will be dependent on the achievement of certain individual and corporate performance metrics (the “2013 Annual Bonus”).
If Mr. Brodsky terminates employment with the Company prior to December 31, 2013 for certain reasons specified in the Transition Agreement, including a departure to accept a full-time senior-level position with a government or self-regulatory organization, he will receive a prorated 2014 Equity Grant and a prorated 2013 Annual Bonus, each prorated based on the number of days worked in 2013.

The terms of Mr. Brodsky's employment and post-employment obligations shall continue to be governed by the terms of his employment agreement with CBOE, dated January 13, 2010, except as modified by the Transition Agreement. The provisions in Mr. Brodsky's employment agreement that would have required the Company to reimburse Mr. Brodsky for excise taxes to which he may have become subject pursuant to Section 4999 of the Internal Revenue Code has been removed. The Transition Agreement provides that Mr. Brodsky's employment agreement will terminate on December 31, 2013, unless terminated earlier in accordance with its terms.
     Mr. Brodsky, 68, has served as the Company's Chairman and Chief Executive Officer since 1997. Prior to joining the Company in 1997, Mr. Brodsky was President and Chief Executive Officer of the Chicago Mercantile Exchange from 1985 to 1997. Mr. Brodsky is a director of Integrys Energy Group, Inc. He also is the past chairman of the World Federation of Exchanges and past chairman of the International Options Markets Association. He is a member of the Federal Reserve Bank of New York's International Advisory Committee. Mr. Brodsky also serves on the Kellogg School of Management Advisory Council and as a trustee of Syracuse University. He is Chairman of the Board of Directors of Northwestern Memorial Hospital. Mr. Brodsky holds an A.B. degree and a J.D. degree from Syracuse University and is a member of the bar in Illinois and New York.
Mr. Tilly's Employment Agreement
Under the Employment Agreement, Mr. Tilly will assume the title of Chief Executive Officer as of the Transition Time. The Employment Agreement also provides that the Board will nominate Mr. Tilly for election to serve on the Board at the 2013 Annual Meeting. The Employment Agreement is scheduled to expire on December 31, 2015, and will automatically renew for successive one-year terms unless either the Company or Mr. Tilly gives notice not to renew 180 days prior to the expiration of the then current term. The Employment Agreement provides for a base salary of $640,000 from January 1, 2013, the effective date of the agreement, until the Transition Time. At the Transition Time, Mr. Tilly's base salary will be increased to $800,000 and he will also be entitled to an award of restricted stock with a fair market value at the Transition Time of $2.0 million. The restricted stock award will vest one-half on the date of the grant and one-half on the first anniversary of the grant date.
Under the Employment Agreement, Mr. Tilly is eligible to receive a cash incentive each fiscal year and equity incentive awards, each in the sole discretion of the Board. The agreement provides that Mr. Tilly is entitled to participate in all of the Company's employee benefit plans that are generally available to senior management. Pursuant to the agreement, Mr. Tilly has agreed to certain non-compete provisions during the employment term and for two years thereafter. The Employment Agreement may be terminated for cause. If the Employment Agreement is terminated without cause by the Company, for good reason by Mr. Tilly, or due to death or disability, the Company will pay Mr. Tilly a severance payment equal to two times his then-current annual base salary plus a pro-rated bonus and long-term incentive award based on the portion of the calendar year worked, and two times his annual target cash incentive and all retirement plan contributions, including a lump sum payment equal to the amounts he would have received under the plans for a period of two years. Mr. Tilly would also receive these benefits if he is terminated without cause or resigns for good reason within 18 months of a change in control, as defined in the Employment Agreement.
Mr. Tilly, 49, is currently the Company's President and Chief Operating Officer. He has served in that capacity since November 2011. He served as Executive Vice Chairman from August 2006 until November 2011. He was a member of CBOE from 1989 until 2006, and served as Member Vice Chairman from 2004 through July 2006. Mr. Tilly is the Chairman and a director of CBOE Futures Exchange, serves on the board of directors of the CBOE Stock Exchange and the OCC. He holds a B.A. degree in Economics from Northwestern University.

Mr. Provost's Compensation Arrangement
The Board has agreed to pay Mr. Provost an annual salary of $530,000 beginning January 1, 2013. At the Transition Time, he will become President and Chief Operating Officer. Also at the Transition Time, Mr. Provost will also be entitled to an award of restricted stock with a fair market value at the Transition Time of $500,000. The restricted stock award will vest one-half on the date of the grant and one-half on the first anniversary of the grant date. In addition, the Board agreed to amend the Severance Plan to provide the benefits to Mr. Provost described below.
Mr. Provost, 60, is currently the Company's Executive Vice President and Chief Business Development Officer. He has served as the head of the Company's Business Development Division since 2000 and has been employed at the Company since 1975. Mr. Provost serves as Chairman of the Board of Directors of the CBOE Stock Exchange. He holds a B.B.A. in Finance from Loyola University of Chicago and an M.B.A. from the University of Chicago Graduate School of Business.
Severance Plan
On December 11, 2012, the Board also agreed to amend the Severance Plan to modify, among other things, two provisions. First, the Board amended Appendix D of the Severance Plan to provide that any equity awards to Mr. Provost would automatically vest upon his retirement after reaching age 65. The other amendment provides that in the event a covered executive receives Severance Benefits, as defined in the Severance Plan, such executive will receive a pro-rated equity award based on the period of the calendar year during which the executive is employed by the Company. Because this amendment does not provide for accelerated vesting provisions, it is anticipated that such an award will only be paid in the event of a change-in-control and qualifying termination, or upon the retirement of Mr. Richard G. DuFour, Executive Vice President of Corporate Planning and Development or Mr. Provost, should that occur.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Transition Agreement, by and among CBOE Holdings, Inc., Chicago Board Options Exchange, Incorporated and William J. Brodsky, dated December 11, 2012.
10.2	Amended and Restated Employment Agreement, by and among CBOE Holdings, Inc., Chicago Board Options Exchange, Incorporated and Edward T. Tilly, dated December 11, 2012.
10.3	Amended and Restated CBOE Holdings, Inc. Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Alan J. Dean
Alan J. Dean
Executive Vice President and Chief Financial Officer

Dated: December 12, 2012

Exhibit Index

Exhibit Number	Description

10.1	Transition Agreement, by and among CBOE Holdings, Inc., Chicago Board Options Exchange, Incorporated and William J. Brodsky, dated December 11, 2012.
10.2	Amended and Restated Employment Agreement, by and among CBOE Holdings, Inc., Chicago Board Options Exchange, Incorporated and Edward T. Tilly, dated December 11, 2012.
10.3	Amended and Restated CBOE Holdings, Inc. Executive Severance Plan.